Exhibit 3.67

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “FIDELITY OUTSOURCING SERVICES, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 1999, AT 1 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE SEVENTEENTH DAY OF MARCH, A.D. 1999, AT 5 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “ARTECH FINANCIAL TECHNOLOGY SERVICES, INC.” TO “E-PROFILE, INC.”, FILED THE THIRTIETH DAY OF JUNE, A.D. 1999, AT 1 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF NOVEMBER, A.D. 1999, AT 12:20 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE FOURTEENTH DAY OF DECEMBER, A.D. 1999, AT 3:25 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “E-PROFILE, INC.” TO “SANCHEZ DATA SYSTEMS, INC.”, FILED THE FOURTEENTH DAY OF MARCH, A.D. 2002, AT 2:40 O’CLOCK P.M.

CERTIFICATE OF CORRECTION, CHANGING ITS NAME FROM “SANCHEZ DATA SYSTEMS, INC.” TO “E-PROFILE, INC.”, FILED THE FIFTEENTH DAY OF MARCH, A.D. 2002, AT 1:20 O’CLOCK P.M.

Delaware

The First State

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “E-PROFILE, INC.” TO “SANCHEZ DATA SYSTEMS, INC.”, FILED THE EIGHTEENTH DAY OF MARCH, A.D. 2002, AT 5 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-NINTH DAY OF JUNE, A.D. 2004, AT 4:05 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “SANCHEZ DATA SYSTEMS, INC.” TO “FIDELITY OUTSOURCING SERVICES, INC.”, FILED THE ELEVENTH DAY OF FEBRUARY, A.D. 2005, AT 5:34 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE THIRD DAY OF JUNE, A.D. 2005, AT 3:33 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “FIDELITY OUTSOURCING SERVICES, INC.”.

CERTIFICATE OF INCORPORATION

OF

ARTECH FINANCIAL TECHNOLOGY SERVICES, INC.

1. The name of the corporation is ArTech Financial Technology Services, Inc..

2. The address of its registered office in the State of Delaware is 1013 Centre Road, in the city of Wilmington and the Country of New Castle, Zip Code 19805. The name of its registered agent at such address is the Corporation Service Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

4. The aggregate number of shares that the corporation shall have authority to issue is One Thousand (1000) shares, all of which are of one class and are designated as Common Stock and the par value of each share is One Cent ($.01).

5.The name and mailing address of the sole incorporator are as follows:

Name	Address
Marilyn D. Adelman	c/o Safeguard Scientifics, Inc. 800 The Safeguard Building 435 Devon Park Drive Wayne, PA 19087

6. The corporation is to have perpetual existence.

7. In furtherance of and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

8. The directors of the corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the corporation shall be personally liable to the corporation or to any stockholder of the corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

9. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 01:00 PM 02/23/1999

991070249 - 3008533

10. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide.

11. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

12. The corporation shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the corporation or while a director or officer is or was serving at the request of or as the agent of the corporation as a director, officer or the agent of any other corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such rights shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Article 12 shall not adversely affect any right or protection of a director or officer of this corporation existing at the tune of such repeal or modification.

13. The corporation reserves the right to amend, after, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of February, 1999.

/s/ Marilyn D. Adelman
Marilyn D. Adelman, Incorporator

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 05:00 PM 03/17/1999

991104612 - 3008533

CERTIFICATE OF MERGER

OF

ARTECH FINANCIAL TECHNOLOGY SERVICES, INC.

AND

ARTECH FINANCIAL TECHNOLOGY SERVICES, L.L.C.

It is hereby certified that:

1. The constituent business entities participating in the merger herein certified are:

(i) ArTech Financial Technology Services, Inc., which is a corporation incorporated under the laws of the State of Delaware; and

(ii) ArTech Financial Technology Services, L.L.C., which is a limited liability company formed under the laws of the Commonwealth of Pennsylvania.

2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent entities in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware by ArTech Financial Technology Services, Inc., and in accordance with the provisions of Section 8957 of the Limited Liability Company Law of 1994 of the Commonwealth of Pennsylvania by ArTech Financial Technology Services, L.L.C.

3. The name of the surviving entity in the merger herein certified is ArTech Financial Technology Services, Inc., which will continue its existence as the surviving corporation under its present name upon the effective date of the merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4. The Certificate of Incorporation of ArTech Financial Technology Services, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of the surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

5. The executed Agreement and Plan of Merger between the constituent entities is on file at an office of the surviving corporation, the address of which is as follows:

40 Valley Stream Parkway

Malvern, Pennsylvania 19355

6. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request, and without cost, to any stockholder or member of each of the constituent entities.

Dated: March 17, 1999

ARTECH FINANCIAL TECHNOLOGY SERVICES, INC.

By:	/s/ John H. Teaford
John H. Teaford, President

Dated: March 17,1999

ARTECH FINANCIAL TECHNOLOGY SERVICES, L.L.C.

By:	/s/ John Gill
John Gill, President

CERTIFICATE OF AMENDMENT

to the

CERTIFICATE OF INCORPORATION

of

ARTECH FINANCIAL TECHNOLOGY SERVICES, INC.

Artech Financial Technology Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:

FIRST: That a resolution was duly adopted by the board of directors by unanimous written consent dated June 29, 1999, setting forth a proposed amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for consideration of said proposed amendment by the sole stockholder of the Company. The resolution setting forth the amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Company be amended by changing Article 1 thereof so that, as amended, said Article shall be and read as follows:

ARTICLE 1. The name of the corporation is e-PROFILE, Inc.

SECOND: That thereafter, pursuant to the resolution of the board of directors, the proposed amendment was approved by the sole stockholder of the Company by written consent dated June 29, 1999.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be executed by John Teaford, its Chief Operating Officer, this 29th day of June, 1999.

ARTECH FINANCIAL TECHNOLOGY SERVICES, INC.

By:	/s/ John H. Teaford
John H. Teaford, Chief Operating Officer

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 01:00 PM 06/30/1999

991267799 – 3008533

CERTlFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

e-PROFILE, INC.

e-PROFILE, Inc, (the “Company”), a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the board of directors of the Company, by adoption of resolutions filed with the minutes of proceedings of the board, duly adopted a resolution declaring advisable the amendment of the Certificate of Incorporation of the Company and submitting the same to the sole stockholder of the Company for approval. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Company be amended whereby all of the language of Article 4 thereof shall be deleted and the following substituted therefor.

“4. The corporation shall have the authority to issue an aggregate of 16,500,000 shares of capital stock, all of which are of one class and are designated as Common Stock with $0.01 par value per share.”

SECOND: That the sole stockholder of the Company duly consented in writing to the aforesaid amendment in accordance with the provisions of §228 of the Delaware General Corporation Law (“DGCL”).

THIRD: That the amendment was duly adopted in accordance with the provisions of §242 of the DGCL.

IN WITNESS WHEREOF, e-PROFILE, Inc. has caused this Certificate to be signed by an authorized officer of the Company this 22nd day of November, 1999.

e-PROFILE, INC.

/s/ John H. Teaford
Name:	John H. Teaford
Title:	Chief Operating Officer

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 12:20 PM 11/22/1999

991498198 - 3008533

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 03:25 PM 12/14/1999

991537355 - 3008533

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

e-PROFILE, INC.

e-PROFILE, Inc., (the “Company”), a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the board of directors of the Company, by adoption of resolutions filed with the minutes of proceedings of the board, duly adopted a resolution declaring advisable the amendment of the Certificate of Incorporation of the Company and submitting the same to the sole stockholder of the Company for approval. The resolutions setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Company be amended by deleting all of the language of Article 4 thereof and substituting therefor the following:

“4. The corporation shall have the authority to issue an aggregate of 16,500,000 shares of capital stock, all of which are of one class and are designated as Common Stock with $0.001 par value per share.”

FURTHER RESOLVED, that the Certificate of Incorporation of the Company be amended by adding the following language:

“Stock Split -

1. Without any other action on the part of the Company or any other person, on the date (the “Filing Date”) on which this Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, every share of common stock, par value $0.01 per share (the “Common Stock”), then outstanding shall be automatically converted into 13,325 shares of Common Stock, par value $0,001 per share.

2. Following the Filing Date. (i) new stock certificates representing shares of Common Stock shall he issued by the Company in exchange for the surrender of all stock certificates (the “Old Certificates”) representing outstanding shares of Common Stock immediately prior to the Filing Date, and (ii) all the Old Certificates shall be deemed canceled and shall not be recognized as evidencing outstanding Common Stock.”

SECOND: That the sole stockholder of the Company duly consented in writing to the aforesaid amendment in accordance with the provisions of §228 of the Delaware General Corporation Law (“DGCL”),

THIRD: That the amendment was duly adopted in accordance with the provisions of §242 of the DGCL.

IN WITNESS WHEREOF, e-PROFILE, Inc. has caused this Certificate to be signed by an authorized officer of the Company this 13rd day of December, 1999.

e-PROFILE, INC.

/s/ John H. Teaford
Name:	John H. Teaford
Title:	Chief Operating Officer

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

e-PROFILE, INC.

e-FROFILE, Inc. (the “Company”), a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, does hereby certify:

FIRST; That the board of directors of the Company, by adoption of resolutions filed with the minutes of proceedings of the board, duly adopted a resolution declaring advisable the amendment of the Certificate of Incorporation of the Company and submitted the same to the majority stockholder of the Company for approval. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Certificate of Incorporation of the Company be amended by deleting all of the language of Article 1 thereof and substituting therefor the following:

“1. The name of the corporation is Sanchez Data Systems, Inc.”

SECOND: That the majority stockholder of the Company duly consented in writing to the aforesaid amendment in accordance with the provisions of §228 of the Delaware General Corporation Law (“DGCL”).

THIRD: That the amendment was duly adopted in accordance with the provisions of §242 of the DGCL.

IN WITNESS WHEREOF, e-PROFILE, Inc. has caused this Certificate to be signed by an authorized officer of the Company this 7 day of March, 2002.

e-PROFILE, INC.

/s/ Eric Panepinto
Name: Eric Panepinto
Title: President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:40 PM 03/14/2002
020170668 – 3008533

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:20 PM 03/15/2002
020173470 – 3008533

CERTIFICATE OF CORRECTION FILED TO

CORRECT A CERTAIN ERROR IN THE

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

SANCHEZ DATA SYSTEMS, INC.

(Pursuant to §103(f) of the General Corporation Law of the State of Delaware)

Sanchez Data Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, (the “Corporation”) does hereby certify that:

FIRST. A Certificate of Amendment to the Certificate of Incorporation (the “Certificate”) was filed with the Delaware Secretary of State on March 14, 2002, and said Certificate is an inaccurate record of the corporate action therein referred to, in that the Certificate, which changed the name of the Corporation from e-Profile, Inc. to Sanchez Data Systems, Inc., was filed in error and should not have been filed.

SECOND. This Certificate of Correction is permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

THIRD: The Certificate of Amendment and the name changed provided for therein, is hereby rendered null and void.

IN WITNESS WHEREOF, Sanchez Data Systems, Inc. has caused this certificate to be signed by Eric Panepinto, its President, this 15th day of March, 2002.

/s/ Eric Panepinto
Name: Eric Panepinto
Title: President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 03/18/2002
020178038 – 3008533

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

e-PROFILE, INC.

e-PROFILE, Inc. (the “Company”), a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the board of directors of the Company, by adoption of resolutions filed with the minutes of proceedings of the board, duly adopted a resolution declaring advisable the amendment of the Certificate of Incorporation of the Company and submitted the same to the majority stockholder of the Company for approval. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Certificate of Incorporation of the Company be amended by deleting all of the language of Article 1 thereof and substituting therefor the following:

“1. The name of the corporation is Sanchez Data Systems, Inc.”

SECOND: That the majority stockholder of the Company duly consented in writing to the aforesaid amendment in accordance with the provisions of §228 of the Delaware General Corporation Law (“DGCL”).

THIRD: That the amendment was duly adopted in accordance with the provisions of §242 of the DGCL.

IN WITNESS WHEREOF, e-PROFILE, Inc. has caused this Certificate to be signed by an authorized officer of the Company this 7 day of March, 2002.

e-PROFILE, INC.

/s/ Eric Panepinto
Name: Eric Panepinto
Title: President

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

Sanchez Data Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 25th day of June, 2004.

/s/ Marjorie Nemzura
Marjorie Nemzura, Vice President *
(Title)

*	Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:50 PM 06/29/2004
FILED 04:05 PM 06/29/2004
SRV 040480263 – 3008533 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:34 PM 02/11/2005
FILED 05:34 PM 02/11/2005
SRV 050117024 – 3008533 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Sanchez Data Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of Sanchez Data Systems, Inc., by the unanimous written consent of its members filed with the minutes of the Board, adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of Sanchez Data Systems, Inc., declaring said amendment to be advisable and calling for consideration of said proposed amendment by the sole stockholder of the Company. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of Sanchez Data Systems, Inc. be amended by changing Article 1 thereof so that, as amended, said Article shall be and read as follows:

1. The name of the corporation is Fidelity Outsourcing Services, Inc.

SECOND: That in lieu of a meeting and vote of stockholder, the sole stockholder of Sanchez Data Systems, Inc. has given unanimous written consent in favor of said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

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THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 11th day of February, 2005.

Sanchez Data Systems, Inc.

By:	/s/ Michael L. Gravelle
Authorized Officer
Michael L. Gravelle
Senior Vice President, General Counsel, and Secretary

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:33 PM 06/03/2005
FILED 03:33 PM 06/03/2005
SRV 050467196 – 3008533 FILE

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

MERGING

e-Profile Holdings, Inc.

A Delaware corporation

(subsidiary corporation)

into

Fidelity Outsourcing Services, Inc.

A Delaware corporation

(parent corporation)

Pursuant to Section 253 of the

General Corporation Law of Delaware

Fidelity Outsourcing Services, Inc., a corporation incorporated on the 23rd day of February, 1999, pursuant to the provisions of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY that Fidelity Outsourcing Services, Inc. lawfully owns 100% of the outstanding capital stock of e-Profile Holdings, Inc., a corporation incorporated on the 19th day of October, 2000, pursuant to the provisions of the General Corporation Law of the State of Delaware, and that this corporation, by a resolution of its Board of Directors duly adopted on the 3rd day of June, 2005, by the written consent of its member, filed with the minutes of the Board, determined to and did merge into itself said e-Profile Holdings, Inc., which resolution is in the following words to wit:

WHEREAS, Fidelity Outsourcing Services, Inc. lawfully owns 100% of the outstanding stock of e-Profile Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware; and

WHEREAS, Fidelity Outsourcing Services, Inc. desires to merge into itself the said e-Profile Holdings, Inc., with Fidelity Outsourcing Services, Inc. surviving the merger, and Fidelity Outsourcing Services, Inc. desires to be possessed of all the estate, property, rights, privileges, and franchises of e-Profile Holdings, Inc.

NOW, THEREFORE, BE IT RESOLVED, that Fidelity Outsourcing Services. Inc. merge into itself said e-Profile Holdings, Inc., with Fidelity Outsourcing Services, Inc. surviving the merger, and Fidelity Outsourcing Services, Inc. assumes all of the liabilities and obligations of e-Profile Holdings, Inc.; and

RESOLVED FURTHER, that an authorized officer of Fidelity Outsourcing Services. Inc. be and hereby is directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said e-Profile Holdings, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County, Delaware; and

RESOLVED FURTHER, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, that may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, Fidelity Outsourcing Services, Inc., the parent corporation, has caused this certificate to be signed by an authorized officer this 3rd day of June. 2005.

Fidelity Outsourcing Services, Inc.

By:	/s/ Michael L. Gravelle
Authorized Officer
Michael L. Gravelle
Senior Vice President, General Counsel and Secretary

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